Exhibit 10.4

Form of Lock-Up Agreement

March __, 2026

Oppenheimer & Co., Inc.

85 Broad Street, Floor 23

New York, New York 10004

Maxim Group LLC

300 Park Avenue

New York, New York 10022

RE:	Aprea Therapeutics, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is or may become an owner of shares of common stock, par value $0.001 per share, of the Company (“Shares”), or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a private placement of Shares (the “Private Placement”) for which Oppenheimer & Co., Inc. and Maxim Group LLC (each of the foregoing a “Placement Agent” and together the “Placement Agents”) will act as placement agent. The undersigned acknowledges that the Placement Agents are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Private Placement and other arrangements with the Company with respect thereto.

Annex A attached hereto sets forth definitions of capitalized terms that are used but not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-Up Period, the undersigned will not (and will cause any Family Member not to), directly or indirectly, without the prior written consent of the Placement Agents, which consent they may withhold in their sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, by the undersigned or such Family Member;

•	enter into any Swap;

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the transfer of Shares or Related Securities by gift, by will or intestate succession to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member, by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or related court order related to the distribution of assets in connection with the dissolution of a marriage or civil union; provided, however, that in any such case, it shall be a condition to such transfer that:

•	each transferee executes and delivers to the Placement Agents an agreement in form and substance satisfactory to the Placement Agents stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto); and

•	prior to the expiration of the Lock-Up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor, transferee, etc.) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to transfers to the Company in a transaction exempt from Section 16(b) of the Exchange Act upon a vesting event of the Shares or upon the vesting, exercise or settlement of options, restricted stock units or warrants to purchase Shares (including, in each case, on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise); provided that any Shares issued upon such exercise shall be subject to the restrictions set forth in this agreement; or in any transaction involving a sale of Shares intended solely to cover the withholding tax obligations in connection with the vesting or settlement of restricted stock units.

Furthermore, the undersigned may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the Lock-Up Period and (ii) no sale of Shares are made pursuant to such plan during the Lock-Up Period.

With respect to the registration statement that is contemplated to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company to register the resale of the Shares to be sold in the Private Placement only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or Related Securities owned either of record or beneficially, directly or indirectly, by the undersigned (other than, for the avoidance of doubt, and of the Shares purchased in the Private Placement).

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to, take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the Placement Agents have not provided any recommendation or investment advice nor have the Placement Agents solicited any action from the undersigned with respect to the Private Placement and the undersigned has consulted the undersigned’s own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate by the undersigned.

Whether or not the Private Placement occurs as currently contemplated or at all depends on market conditions and factors. The Private Placement will only be made pursuant to a Securities Purchase Agreement, the terms of which are subject to negotiation among the Company and the investors party thereto. The undersigned understands that if the Company notifies the Placement Agents in writing, prior to entering into the Securities Purchase Agreement, that it does not intend to proceed with the Private Placement, then the undersigned shall be released from all obligations under this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the undersigned’s successors, heirs, personal representatives and assigns. This letter agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and valid and effective for all purposes.

This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof.

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Very truly yours,

Signature of Person Signing

Name of Person Signing

Signature Page to Aprea Therapeutics, Inc. Lock-Up Agreement

ANNEX A

Certain Defined Terms

Used in Lock-Up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part, the following terms shall have the meanings as set forth below:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment, or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-Up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is the ninetieth (90th) day following the Effectiveness Date (as such term is defined in the Securities Purchase Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options, restricted stock units or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Purchase Agreement” shall mean the definitive securities purchase agreement entered into in connection with the Private Placement.

•	“Sell or Offer to Sell” shall mean to: (i) sell, offer to sell, contract to sell or lend; (ii) effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position; (iii) pledge, hypothecate or grant any security interest in; or (iv) in any other way transfer or dispose of, in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the respective meanings ascribed to such terms in the body of this Lock-Up Agreement.